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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-123135 on Form S-3 of our report dated March 31, 2005 relating to the financial statements of Cray Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Cray Inc. (the "Company") for the year ended December 31, 2004, and our report on internal control over financial reporting dated May 2, 2005 (which report disclaimed an opinion on management's assessment of the effectiveness of the Company's internal control over financial reporting because of a scope limitation and expressed an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of material weaknesses and the effects of the scope limitation), appearing in the Annual Report on Form 10-K/A of Cray Inc. for the year ended December 31, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

Seattle, Washington
October 14, 2005